AMENDMENT NO. 1 TO DEPOSIT AGREEMENT

AMENDMENT NO. 1 dated as of July , 2007 (the "Amendment") to the Deposit Agreement dated as of January 23, 1995 (the "Deposit Agreement"), among The Hong Kong and China Gas Company Limited, incorporated under the laws of Hong Kong (the "Company"), JPMorgan Chase Bank, N.A., as depositary (the "Depositary"), and all Holders from time to time of American Depositary Receipts issued thereunder.

WITNESSETH:

WHEREAS, the Company and the Depositary executed the Deposit Agreement for the purposes set forth therein; and

WHEREAS, pursuant to Section 6.01 of the Deposit Agreement, the Company and the Depositary desire to amend certain terms of the Deposit Agreement and Receipts.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Depositary hereby agree to amend the Deposit Agreement as follows:

ARTICLE I
DEFINITIONS

SECTION 1.01. Definitions. Unless otherwise defined in this Amendment, all capitalized terms used, but not otherwise defined, herein shall have the meaning given to such terms in the Deposit Agreement.

ARTICLE II
AMENDMENTS TO DEPOSIT AGREEMENT

SECTION 2.01. Deposit Agreement. All references in the Deposit Agreement to the term ADeposit Agreement@ shall, as of the Effective Date (as herein defined), refer to the Deposit Agreement as amended by this Amendment.

SECTION 2.02. Article I of the Deposit Agreement is amended as follows:

(a)	The following definition shall be inserted into Article I prior to definition of the term ADeposit Agreement@:

The terms "deliver", "execute", "issue", Aregister@, Asurrender@, Atransfer@ or Acancel@, when used with respect to Direct Registration Receipts, shall refer to an entry or entries or an electronic transfer or transfers in the Direct Registration System.

(b)	The following definitions shall be inserted into Article I after the definition of the term ADeposited Securities@:

The term "Direct Registration Receipt" means a Receipt, the ownership of which is recorded on the Direct Registration System.

The term "Direct Registration System" means the system for the uncertificated registration of ownership of securities established by The Depository Trust Company ("DTC") and utilized by the Depositary pursuant to which the Depositary may record the ownership of Receipts without the issuance of a certificate, which ownership shall be evidenced by periodic statements issued by the Depositary to the Holders entitled thereto. For purposes hereof, the Direct Registration System shall include access to the Profile Modification System maintained by DTC which provides for automated transfer of ownership between DTC and the Depositary.

(c)	The following definition shall be inserted into Article I after the definition of the term AHolder@:

The term "Receipt Register" means the register maintained by the Depositary for the registration of transfer, combination and split-up of Receipts, and, in the case of Direct Registration Receipts, shall include the Direct Registration System.

(d)	The definition of Receipts is amended in its entirety to read as follows:

The term "Receipts" shall mean the American Depositary Receipts executed and delivered hereunder. Receipts may be either in physical certificated form or Direct Registration Receipts. Receipts in physical certificated form shall be in substantially the form of Exhibit A hereto, evidencing American Depositary Shares, as the same may be amended from time to time in accordance with the provisions hereof. References to AReceipts@ shall include Direct Registration Receipts, unless the context otherwise requires.

(e)	After giving effect to the amendments made hereby all of the definitions are renumbered sequentially to reflect such amendments.

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SECTION 2.03. Section 2.01 of the Deposit Agreement is amended in its entirety to read as follow:

SECTION 2.01. Form and Transferability of Receipts. (a)  Certificated Receipts. Receipts in certificated form shall be engraved or printed or lithographed on steel-engraved borders and shall be substantially in the form set forth in Exhibit A annexed hereto, with appropriate insertions, modifications and omissions as herein-after provided. Receipts may be issued in denominations of any number of American Depositary Shares. Receipts in certificated form shall be executed by the Depositary by the manual or facsimile signature of a duly authorized officer of the Depositary. Unless so executed, no Receipt in certificated form shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose. The Depositary shall maintain a Receipt Register in which each Receipt so executed and delivered as hereinafter provided and the transfer of each such Receipt shall be registered. Receipts in certificated form bearing the facsimile signature of anyone who was at any time a duly authorized officer of the Depositary shall bind the Depositary, notwithstanding that such officer has ceased to hold such office prior to the delivery of such Receipts. Receipts in certificated form may, with the prior written consent of the Company (which consent shall not be unreasonably withheld), be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with this Deposit Agreement as may be required by the Depositary in respect of its obligations hereunder or as may be required to comply with any applicable law or regulations or with the rules and regulations of any securities exchange upon which American Depositary Shares may be traded or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.

(b) Direct Registration Receipts. Notwithstanding anything in this Deposit Agreement or in the Receipt to the contrary, at such time as is permitted within the Profile or comparable system of The Depository Trust Company, American Depositary Shares shall be evidenced by Direct Registration Receipts, unless certificated Receipts are specifically requested by the Holder and for no additional fee. Holders shall be bound by the terms and conditions of this Deposit Agreement and of the form of Receipt, regardless of whether their Receipts are Direct Registration Receipts or certificated Receipts.

(c) Transferability. Title to a Receipt (and to the Deposited Securities represented by the American Depositary Shares evidenced thereby), when properly endorsed (in the case of Receipts in certificated form) or upon delivery to the Depositary of properly executed instruments of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided that until a Receipt shall be transferred on the Receipt Register as provided in Section 2.03, the Company and the Depositary, notwithstanding any notice to the contrary, may treat the Holder thereof as the absolute owner thereof for the purpose of determining the person entitled to any distribution or notice and for all other purposes.

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SECTION 2.04. The first paragraph of Section 2.02 of the Deposit Agreement is amended by inserting the following immediately after the words AReceipt or Receipts@ in the first sentence thereof: to the extent permissible through the Direct Registration System (or, if specifically requested, certificated Receipts)

SECTION 2.05. Section 2.04 of the Deposit Agreement is amended by:

(a)	replacing "on its transfer books" with "on the Receipt Register" in the first sentence thereof.
(b)	inserting the following after the words Atime to time@ in the first sentence thereof:

upon receipt at any of its designated transfer offices of proper instruments of transfer or

(c)	inserting the following at the conclusion thereof:

At the request of a Holder, the Depositary shall, for the purpose of substituting a certificated Receipt with a Direct Registration Receipt, or vice versa, execute and deliver a certificated Receipt or a Direct Registration Receipt, as the case may be, for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as those evidenced by the certificated Receipt or Direct Registration Receipt, as the case may be, substituted.

SECTION 2.06. Section 2.05 of the Deposit Agreement is amended by replacing the first sentence thereof with the following:

Upon receipt at the Depositary's Office or at such other offices as the Depositary may designate of a Holder's written order directing the Depositary to cause the Deposited Securities represented by the American Depositary Shares evidenced by a Receipt to be withdrawn and delivered to or upon the written order of the person or persons designated in such order along with a certificated Receipt (properly endorsed in blank or accompanied by proper instruments of transfer in blank, to the extent required by the Depositary) or, in the case of a Direct Registration Receipt, proper instruments of transfer in blank, to the extent required by the Depositary, and the fee of the Depositary for cancellation of Receipts, the Depositary shall (i) cancel such certificated Receipt or make a notation on the Direct Registration System reflecting the cancellation of such Direct Registration Receipts, as the case may be, and (ii) direct the Custodian to deliver without unreasonable delay, subject to this Deposit Agreement, the Company's constituent documents, and to the provisions of or governing Deposited Securities, to or upon the written order of the person or persons designated in such order, the Deposited Securities at the time represented by the American Depositary Shares evidenced by such Receipt, and the Custodian shall so deliver such Deposited Securities, at the office of the Custodian, except that the Depositary may, at the request, risk and expense of the Holder make delivery of such Deposited Securities without unreasonable delay to such person or persons at the Depositary's Office or at any other place specified by the Holder in such order.

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SECTION 2.07. Section 2.07 of the Deposit Agreement is amended in its entirety to read as follows:

In case any Receipt in certificated form shall be mutilated, destroyed, lost or stolen, the Depositary shall issue a new Receipt through the Direct Registration System or, as the Holder may specifically request, execute and deliver a new Receipt of like tenor, in either case in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed or lost or stolen Receipt, unless the Depositary has notice that such Receipt has been acquired by a bona fide purchaser, upon the Holder thereof filing with the Depositary (a) a request for such execution and delivery and (b) a sufficient indemnity bond and satisfying any other reasonable requirements imposed by the Depositary, including, without limitation, evidence satisfactory to the Depositary of such destruction or loss or theft of such Receipt, the authenticity thereof and the Holder's ownership thereof.

SECTION 2.08. Section 5.01 of the Deposit Agreement is amended by replacing "register" in the paragraph (b) with "Receipt Register".

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SECTION 2.09. Section 5.09 of the Deposit Agreement is amended to read as follows:

The Depositary may collect from (i) each person to whom American Depositary Shares are issued, including, without limitation, issuances against deposits of Shares, issuances in respect of Share distributions, rights and other distributions under the Deposit Agreement, issuances pursuant to a stock dividend or stock split declared by the Company, or issuances pursuant to a merger, exchange of securities or any other transaction or event affecting the American Depositary Shares or the Deposited Securities, and (ii) each person surrendering American Depositary Shares for withdrawal of Deposited Securities or whose American Depositary Shares are cancelled or reduced for any other reason, U.S.$5.00 for each 100 American Depositary Shares (or portion thereof) issued, delivered, reduced, cancelled or surrendered (as the case may be). The Depositary may sell (by public or private sale) sufficient securities and property received in respect of Share distributions, rights and other distributions prior to such deposit to pay such charge. The following additional charges shall be incurred by the Holders, by any party depositing or withdrawing Shares or by any party surrendering American Depositary Shares, to whom American Depositary Shares are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the American Depositary Shares or the Deposited Securities or a distribution of American Depositary Shares pursuant to paragraph (10)), whichever is applicable (i) a fee of U.S.$0.02 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement, (ii) to the extent not prohibited by the rules of the primary stock exchange upon which the American Depositary Shares are listed, a fee of U.S.$1.50 per Receipt or Receipts for transfers made under the Deposit Agreement, (iii) a fee for the distribution or sale of securities, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes hereof treating all such securities as if they were Shares) but which securities or the net cash proceeds from the sale thereof are instead distributed by the Depositary to Holders entitled thereto, (iv) an aggregate fee of U.S.$0.02 per American Depositary Share (or portion thereof) per calendar year for services performed by the depositary in administering the Receipt program (which fee may be charged on a periodic basis during each calendar year and shall be assessed against holders of Receipts as of the record date or record dates set by the depositary during each calendar year and shall be payable at the sole discretion of the Depositary by billing such Holders or by deducting such charge from one or more cash dividends or other cash distributions), and (v) such fees and expenses as are incurred by the Depositary (including without limitation expenses incurred on behalf of Holders in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in delivery of Deposited Securities or otherwise in connection with the Depositary's or its Custodian's compliance with applicable law, rule or regulation. The Company will pay all other charges and expenses of the Depositary and any agent of the Depositary (except the Custodian) pursuant to agreements from time to time between the Company and the Depositary, except (i) stock transfer or other taxes and other governmental charges (which are payable by Holders or persons depositing Shares), (ii) cable, telex and facsimile transmission and delivery charges incurred at the request of persons depositing, or Holders delivering Shares, Receipts or Deposited Securities (which are payable by such persons or Holders), (iii) transfer or registration fees for the registration or transfer of Deposited Securities on any applicable register in connection with the deposit or withdrawal of Deposited Securities (which are payable by persons depositing Shares or Holders withdrawing Deposited Securities; there are no such fees in respect of the Shares as of the date of the Deposit Agreement), (iv) expenses of the Depositary in connection with the conversion of foreign currency into U.S. dollars (which are paid out of such foreign currency), (v) overhead expenses and any other expenses (including, without limitation, salaries and benefits to employees) incident to the administration in the ordinary course of this Deposit Agreement, and (vi) any other charge payable by any of the Depositary, any of the Depositary's agents, including, without limitation, the Custodian, or the agents of the Depositary's agents in connection with the servicing of the Shares or other Deposited Securities (which charge shall be assessed against Holders as of the record date or dates set by the Depositary and shall be payable at the sole discretion of the Depositary by billing such Holders or by deducting such charge from one or more cash dividends or other cash distributions). Such charges may at any time and from time to time be changed by agreement between the Company and the Depositary.

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SECTION 2.10. All but the first sentence of Section 5.10 of the Deposit Agreement are deleted.

SECTION 2.11. The address of the Depositary set forth in Section 7.05(b) of theDeposit Agreement is amended to read as follows:

JPMorgan Chase Bank, N.A., 4 New York Plaza, New York, New York 10004, Attention: ADR Administration

SECTION 2.12. Exhibit B and all references thereto in the Deposit Agreement are hereby deleted.

ARTICLE III
AMENDMENTS TO THE FORM OF RECEIPT

SECTION 3.01. The form of American Depositary Receipt in Exhibit A to the Deposit Agreement (the "Form of Receipt") is amended as provided in this Article.

SECTION 3.02. All references in the Form of Receipt to "deliver", "deposit","surrender", "transfer" or "withdraw", when used with respect to the Shares refer, where the context requires, to an entry or entries or an electronic transfer or transfers and not to the physicaltransfer of certificates representing the Shares.

SECTION 3.03. The first sentence of Paragraph (3) of the Form of Face of Receipt is amended by (a) replacing "register" with "Receipt Register" and (b) by replacing "Receipt register" with "Receipt Register".

SECTION 3.04. Paragraph (8) of the Form of Face of Receipt is amended to read as follows:

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The Depositary may collect from (i) each person to whom American Depositary Shares are issued, including, without limitation, issuances against deposits of Shares, issuances in respect of Share distributions, rights and other distributions under the Deposit Agreement, issuances pursuant to a stock dividend or stock split declared by the Company, or issuances pursuant to a merger, exchange of securities or any other transaction or event affecting the American Depositary Shares or the Deposited Securities, and (ii) each person surrendering American Depositary Shares for withdrawal of Deposited Securities or whose American Depositary Shares are cancelled or reduced for any other reason, U.S.$5.00 for each 100 American Depositary Shares (or portion thereof) issued, delivered, reduced, cancelled or surrendered (as the case may be). The Depositary may sell (by public or private sale) sufficient securities and property received in respect of Share distributions, rights and other distributions prior to such deposit to pay such charge. The following additional charges shall be incurred by the Holders, by any party depositing or withdrawing Shares or by any party surrendering American Depositary Shares, to whom American Depositary Shares are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the American Depositary Shares or the Deposited Securities or a distribution of American Depositary Shares pursuant to paragraph (10)), whichever is applicable (i) a fee of U.S.$0.02 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement, (ii) to the extent not prohibited by the rules of the primary stock exchange upon which the American Depositary Shares are listed, a fee of U.S.$1.50 per Receipt or Receipts for transfers made under the Deposit Agreement, (iii) a fee for the distribution or sale of securities, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes hereof treating all such securities as if they were Shares) but which securities or the net cash proceeds from the sale thereof are instead distributed by the Depositary to Holders entitled thereto, (iv) an aggregate fee of U.S.$0.02 per American Depositary Share (or portion thereof) per calendar year for services performed by the depositary in administering the Receipt program (which fee may be charged on a periodic basis during each calendar year and shall be assessed against holders of Receipts as of the record date or record dates set by the depositary during each calendar year and shall be payable at the sole discretion of the Depositary by billing such Holders or by deducting such charge from one or more cash dividends or other cash distributions), and (v) such fees and expenses as are incurred by the Depositary (including without limitation expenses incurred on behalf of Holders in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in delivery of Deposited Securities or otherwise in connection with the Depositary's or its Custodian's compliance with applicable law, rule or regulation. The Company will pay all other charges and expenses of the Depositary and any agent of the Depositary (except the Custodian) pursuant to agreements from time to time between the Company and the Depositary, except (i) stock transfer or other taxes and other governmental charges (which are payable by Holders or persons depositing Shares), (ii) cable, telex and facsimile transmission and delivery charges incurred at the request of persons depositing, or Holders delivering Shares, Receipts or Deposited Securities (which are payable by such persons or Holders), (iii) transfer or registration fees for the registration or transfer of Deposited Securities on any applicable register in connection with the deposit or withdrawal of Deposited Securities (which are payable by persons depositing Shares or Holders withdrawing Deposited Securities; there are no such fees in respect of the Shares as of the date of the Deposit Agreement), (iv) expenses of the Depositary in connection with the conversion of foreign currency into U.S. dollars (which are paid out of such foreign currency), (v) overhead expenses and any other expenses (including, without limitation, salaries and benefits to employees) incident to the administration in the ordinary course of the Deposit Agreement, and (vi) any other charge payable by any of the Depositary, any of the Depositary's agents, including, without limitation, the Custodian, or the agents of the Depositary's agents in connection with the servicing of the Shares or other Deposited Securities (which charge shall be assessed against Holders as of the record date or dates set by the Depositary and shall be payable at the sole discretion of the Depositary by billing such Holders or by deducting such charge from one or more cash dividends or other cash distributions). Such charges may at any time and from time to time be changed by agreement between the Company and the Depositary.

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SECTION 3.05. Paragraph (9) of the Form of Face of Receipt and paragraph (16) of the form of Reverse of Receipt are amended by replacing "register" with "Receipt Register".

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

SECTION 4.01. Representations and Warranties. The Company represents and warrants to, and agrees with, the Depositary and the Holders, that:

(a) This Amendment, when executed and delivered by the Company, and the Deposit Agreement and all other documentation executed and delivered by the Company in connection therewith, will be and have been, respectively, duly and validly authorized, executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and
(b) In order to ensure the legality, validity, enforceability or admissibility into evidence of this Amendment or the Deposit Agreement as amended hereby, and any other document furnished hereunder or thereunder in Hong Kong, neither of such agreements need to be filed or recorded with any court or other authority in Hong Kong, nor does any stamp or similar tax or governmental charge need to be paid in Hong Kong on or in respect of such agreements.

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ARTICLE V
MISCELLANEOUS

SECTION 5.01. Effective Date. This Amendment is dated as of the date set forth above and shall be effective as of the date first set forth above (the "Effective Date"), provided the changes set forth in Sections 2.09 and 3.04 shall not become effective until thirty days after the date notice thereof is first provided to Holders.

SECTION 5.02. Outstanding Receipts. Receipts issued prior or subsequent to the date hereof, which do not reflect the changes to the form of Receipt effected hereby (as set forth in Exhibit A hereto), do not need to be called in for exchange and may remain outstanding until such time as the Holders thereof choose to surrender them for any reason under the Deposit Agreement. The Depositary is authorized and directed to take any and all actions deemed necessary to effect the foregoing, including the printing or overstamping of the form of Receipt to reflect the changes to the form of Receipt effected hereby.

SECTION 5.03. Indemnification. The parties hereto shall be entitled to the benefits of the indemnification provisions of Section 5.08 of the Deposit Agreement, as amended hereby in connection with any and all liability it or they may incur as a result of the terms of this Amendment and the transactions contemplated herein.

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SECTION 5.04. Ratification. Except as expressly amended hereby, the terms, covenants and conditions of the Deposit Agreement, as originally executed, shall remain in full force and effect.

IN WITNESS WHEREOF, the Company and the Depositary have caused this Amendment to be executed by representatives thereunto duly authorized as of the date set forth above.

HONG KONG AND CHINA GAS COMPANY
LIMITED

By: .
Name:
Title:

JPMORGAN CHASE BANK, N.A.

By: .
Name:
Title:

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Exhibit A
[FORM OF FACE OF RECEIPT]

AMERICAN DEPOSITARY RECEIPT

evidencing

AMERICAN DEPOSITARY SHARES

representing

ORDINARY SHARES

of

THE HONG KONG AND CHINA GAS COMPANY LIMITED

(Incorporated under the laws of Hong Kong)

No. _____________

JPMORGAN CHASE BANK, N.A., a national banking association organized under the laws of the United States, as depositary (the “Depositary”), hereby certifies that _______________ is the owner of _______ American Depositary Shares, representing deposited ordinary shares of H.K.$0.25 each, including rights to receive such ordinary shares (“Shares”), of THE HONG KONG AND CHINA GAS COMPANY LIMITED, a corporation organized under the laws of Hong Kong (the “Company”). At the date hereof, each American Depositary Share represents one Share deposited under the Deposit Agreement (hereinafter defined) at the Hong Kong office of The Hongkong and Shanghai Banking Corporation Limited, as Custodian (the “Custodian”). Capitalized terms used herein that are not defined herein shall have the meanings assigned to them in the Deposit Agreement.

(1) The Deposit Agreement. This American Depositary Receipt is one of the receipts (the “Receipts”) executed and delivered pursuant to the Deposit Agreement dated as of January 23, 1995 (as amended from time to time, the “Deposit Agreement”) by and among the Company, the Depositary and all registered holders (“Holders”) from time to time of Receipts, each of whom by accepting a Receipt becomes a party thereto, bound by all applicable terms and provisions thereof and hereof. The Deposit Agreement sets forth the rights of Holders and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash (except cash held pursuant to clause (i) of paragraph 4(b)) from time to time received in respect of such Shares and held thereunder (such Shares, securities, property and cash, collectively, the “Deposited Securities”). Copies of the Deposit Agreement and of the Company’s provisions of or governing Deposited Securities are on file at the Depositary’s Office, the office of the Custodian and at any other designated transfer office. The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions thereof. The Depositary makes no representation or warranty as to the validity or worth of the Deposited Securities.

(2) Withdrawal of Deposited Securities. Upon surrender of this Receipt and payment of the fee of the Depositary provided for in paragraph (8) of this Receipt at the Depositary’s Office or at such other offices as it may designate, subject to the Deposit Agreement and the provisions of or governing the Deposited Securities, the Holder hereof is entitled to the delivery as promptly as practicable at the office of the Custodian to such Holder or upon such Holder’s order of the Deposited Securities at the time represented by the American Depositary Shares evidenced by this Receipt. At the request, risk and expense of the Holder hereof, the Depositary may deliver such Deposited Securities at the Depositary’s Office or at such other place as may have been requested by the Holder. Delivery of Deposited Securities may be made by the delivery of certificates to the extent such Deposited Securities may be represented by certificates and, to the extent that the provisions of or governing Deposited Securities make delivery of certificates therefor impracticable, by such delivery as the Depositary may reasonably effect, including, without limitation, by transfer of record ownership thereof to an account designated by the Holder maintained either by the Company or an accredited intermediary, such as a bank, acting as a registrar for the Deposited Securities. Neither the Depositary nor the Custodian shall deliver Deposited Securities to any person except pursuant to this paragraph (2) or paragraphs (12), (15), (17), (19) or (21). Notwithstanding any other provision of the Deposit Agreement or this Receipt, the Depositary may restrict the withdrawal of Deposited Securities only for the reasons set forth in General Instruction I.A.(1) to Form F-6 under the Securities Act of 1933.

(3) Transfers, Split-ups and Combinations. Subject to paragraph (4), this Receipt is transferable on the Receipt Register maintained by the Depositary by the Holder hereof in person or by duly authorized attorney, upon surrender of this Receipt at any designated transfer office properly endorsed or accompanied by proper instruments of transfer and duly stamped as may be required by applicable law; provided that the Depositary may close the Receipt Register at any time or from time to time when deemed expedient by it (after consultation with the Company) in connection with the performance of its duties under the Deposit Agreement or at the request of the Company. This Receipt may be split into other Receipts or may be combined with other Receipts into one Receipt, evidencing the same aggregate number of American Depositary Shares as those evidenced by the Receipt or Receipts surrendered.

(4) Certain Limitations. (a) In General. Prior to the execution and delivery, registration, registration of transfer, split-up, combination or surrender of any Receipt, the delivery of any distribution in respect thereof, or, subject to the last sentence of paragraph (2), the withdrawal of any Deposited Securities, the Depositary, the Company or the Custodian may require: (a) payment of (i) any stock transfer or other tax or other governmental charge with respect thereto, (ii) any stock transfer or registration fees in effect for the registration of transfers of Shares or other Deposited Securities upon any applicable register and (iii) any applicable charges as provided in paragraph (8) of this Receipt; (b) the production of proof satisfactory to it of the identity and genuineness of any signature and of such other information (including without limitation information as to citizenship, residence, exchange control approval, or legal or beneficial ownership of any securities) as it may deem necessary or proper or as the Company may require; and (c) compliance with such regulations, if any, as the Depositary may establish consistent with the Deposit Agreement. The delivery of Receipts against deposits of Shares may be suspended, deposits of Shares may be refused, or the registration of transfer of Receipts, their split-up or combination or, subject to the last sentence of paragraph (2), the withdrawal of Deposited Securities may be suspended, generally or in particular instances, when the Receipt register or any register for Shares or other Deposited Securities is closed or when any such action is deemed necessary or advisable by the Depositary or the Company. The Depositary will not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the Securities Act of 1933 and not so registered; the Depositary may refuse to accept for such deposit any Shares identified by the Company in order to facilitate the Company’s compliance with securities laws in the United States.

(b) Rights to Receive Shares. The Depositary may execute and deliver Receipts against deposits under the Deposit Agreement of rights to receive Shares from the Company, or any registrar, transfer agent or other agent of the Company or any central clearing agency, approved in writing by the Company, recording Share ownership or transactions. Until 30 days after the Company requests in writing that the Depositary cease doing so, the Depositary may also execute and deliver Receipts against deposits under the Deposit Agreement of other rights to receive Shares (each such outstanding Receipt, until such Shares are actually deposited hereunder, being herein called a “Pre-released Receipt”) provided that (i) each Pre-released Receipt is fully collateralized (marked to market daily) with cash or U.S. government securities until such Shares are deposited, (ii) the applicant for Pre-released Receipts represents in writing that it is the beneficial owner of such Shares at the issuance of the Pre-released Receipts, has assigned all beneficial right, title and interest in such Shares to the Depositary and will hold such Shares for the account of the Depositary until delivery thereof upon the Depositary’s request, (iii) such transaction is terminable by the Depositary on not more than five business days’ notice and (iv) all Pre-released Receipts represent not more than 20% of Shares actually deposited. The collateral referred to in clause (i) above, but not the earnings thereon, shall be held for the benefit of the Holders, but shall not constitute Deposited Securities. The Depositary may retain for its own account any compensation for Pre-released Receipts, including without limitation earnings on the collateral securing Pre-released Receipts. The Depositary shall not execute and deliver any Pre-released Receipt or permit any Pre-released Receipt to remain outstanding in circumstances that would cause distributions in respect of the Receipts to be treated differently for Holders’ United States federal income tax purposes than distributions by the Company on the Shares. The Depositary will execute and deliver Receipts (including Pre-released Receipts) only in accordance with Section 2.03 of the Deposit Agreement and paragraphs (3), (4)(b), (12) and (15).

(5) Liability of Holder for Taxes. If any tax or other governmental charge shall become payable by or on behalf of the Custodian or the Depositary with respect to this Receipt or any Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, such tax or other governmental charge shall be payable by the Holder hereof, who shall pay the amount thereof to the Depositary. The Depositary may refuse to effect any registration of transfer of this Receipt or any split-up or combination hereof or any withdrawal of such Deposited Securities until such payment is made, and may withhold or deduct from any distributions on such Deposited Securities, or may sell for the account of the Holder hereof any part or all of such Deposited Securities (after attempting by reasonable means to notify the Holder hereof prior to such sale), and may apply such cash or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder hereof remaining liable for any deficiency.

(6) Warranties by Depositor. Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued and outstanding, fully paid, nonassessable and free of pre-emptive rights, that the person making such deposit is duly authorized so to do and that such Shares are not “restricted securities” as such term is defined in Rule 144 of the Securities Act of 1933. Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.

(7) Disclosure of Interests. Notwithstanding any other provision of this Receipt or the Deposit Agreement, and without prejudice to the disclosure obligations in respect of Shares contained in the Companies Act 1985 of Great Britain, as amended or supplemented from time to time, or any successor thereto (the “Companies Act”), or the Securities (Disclosure of Interests) Ordinance of Hong Kong, as amended or supplemented from time to time, or any successor thereto (the “Disclosure of Interests Ordinance”), each Holder hereof (a) agrees to comply with requests from the Company, which are made under statutory provisions in the United Kingdom or Hong Kong, to provide information as to the capacity in which such Holder owns or owned this Receipt and regarding the identity of any other person then or previously interested in this Receipt and the nature of such interest, and (b) may, pursuant to such statutory provisions and any provisions of the Articles, forfeit the right to direct the voting of, the right to receive dividends on, and be prohibited from transferring, Shares as to which compliance is not made, all as if this Receipt were to the extent practicable the Shares represented thereby.

In addition, and without prejudice to the disclosure obligations in respect of Shares contained in the Companies Act or the Disclosure of Interests Ordinance, any Holder of this Receipt who is or becomes directly or indirectly interested (within the meaning of the Articles) in the issued share capital of the Company equal to or in excess of the “notifiable percentage” (at the date of the Deposit Agreement, one percent) referred to in the Articles, or is aware that another person for whom it holds such Receipt is so interested, shall within two days after becoming so interested or so aware, and thereafter upon certain changes in such interest, notify the Company as required by the Articles, the Companies Act or the Disclosure of Interests Ordinance.

(8) Charges of Depositary. The Depositary may collect from (i) each person to whom American Depositary Shares are issued, including, without limitation, issuances against deposits of Shares, issuances in respect of Share distributions, rights and other distributions under the Deposit Agreement, issuances pursuant to a stock dividend or stock split declared by the Company, or issuances pursuant to a merger, exchange of securities or any other transaction or event affecting the American Depositary Shares or the Deposited Securities, and (ii) each person surrendering American Depositary Shares for withdrawal of Deposited Securities or whose American Depositary Shares are cancelled or reduced for any other reason, U.S.$5.00 for each 100 American Depositary Shares (or portion thereof) issued, delivered, reduced, cancelled or surrendered (as the case may be). The Depositary may sell (by public or private sale) sufficient securities and property received in respect of Share distributions, rights and other distributions prior to such deposit to pay such charge. The following additional charges shall be incurred by the Holders, by any party depositing or withdrawing Shares or by any party surrendering American Depositary Shares, to whom American Depositary Shares are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the American Depositary Shares or the Deposited Securities or a distribution of American Depositary Shares pursuant to paragraph (10)), whichever is applicable (i) a fee of U.S.$0.02 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement, (ii) to the extent not prohibited by the rules of the primary stock exchange upon which the American Depositary Shares are listed, a fee of U.S.$1.50 per Receipt or Receipts for transfers made under the Deposit Agreement, (iii) a fee for the distribution or sale of securities, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes hereof treating all such securities as if they were Shares) but which securities or the net cash proceeds from the sale thereof are instead distributed by the Depositary to Holders entitled thereto, (iv) an aggregate fee of U.S.$0.02 per American Depositary Share (or portion thereof) per calendar year for services performed by the depositary in administering the Receipt program (which fee may be charged on a periodic basis during each calendar year and shall be assessed against holders of Receipts as of the record date or record dates set by the depositary during each calendar year and shall be payable at the sole discretion of the Depositary by billing such Holders or by deducting such charge from one or more cash dividends or other cash distributions), and (v) such fees and expenses as are incurred by the Depositary (including without limitation expenses incurred on behalf of Holders in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in delivery of Deposited Securities or otherwise in connection with the Depositary's or its Custodian's compliance with applicable law, rule or regulation. The Company will pay all other charges and expenses of the Depositary and any agent of the Depositary (except the Custodian) pursuant to agreements from time to time between the Company and the Depositary, except (i) stock transfer or other taxes and other governmental charges (which are payable by Holders or persons depositing Shares), (ii) cable, telex and facsimile transmission and delivery charges incurred at the request of persons depositing, or Holders delivering Shares, Receipts or Deposited Securities (which are payable by such persons or Holders), (iii) transfer or registration fees for the registration or transfer of Deposited Securities on any applicable register in connection with the deposit or withdrawal of Deposited Securities (which are payable by persons depositing Shares or Holders withdrawing Deposited Securities; there are no such fees in respect of the Shares as of the date of the Deposit Agreement), (iv) expenses of the Depositary in connection with the conversion of foreign currency into U.S. dollars (which are paid out of such foreign currency), (v) overhead expenses and any other expenses (including, without limitation, salaries and benefits to employees) incident to the administration in the ordinary course of the Deposit Agreement, and (vi) any other charge payable by any of the Depositary, any of the Depositary's agents, including, without limitation, the Custodian, or the agents of the Depositary's agents in connection with the servicing of the Shares or other Deposited Securities (which charge shall be assessed against Holders as of the record date or dates set by the Depositary and shall be payable at the sole discretion of the Depositary by billing such Holders or by deducting such charge from one or more cash dividends or other cash distributions). Such charges may at any time and from time to time be changed by agreement between the Company and the Depositary.

(9) Title to Receipts. Title to this Receipt (and to the Deposited Securities represented by the American Depositary Shares evidenced hereby), when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the Receipt Register maintained by the Depositary as the absolute owner hereof for the purpose of determining the person entitled to any distribution or notice and for all other purposes.

10) Validity of Receipt. This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose unless executed by the Depositary by the manual or facsimile signature of a duly authorized officer of the Depositary.

(11) Available Information. The Company furnishes the Securities and Exchange Commission with certain public reports and documents required by foreign law or otherwise under Rule 12g3-2(b) under the Securities Exchange Act of 1934. Such reports and documents may be inspected and copied at the public reference facilities maintained by the Commission located at the date of the most recent amendment to the Deposit Agreement at 100 F Street, N.E., Washington, D.C. 20549. Such reports and documents, and all reports and communications referred to in paragraph (16), shall be in English to the extent required under Rule 12g3-2(b) under the Securities Exchange Act of 1934 or otherwise under such Act, and to the extent any such notice, report or communication has been translated by the Depositary.

Dated:

JPMORGAN CHASE BANK, N.A.,
as Depositary

By . . . . . . . . . . . . . . . .
Authorized Officer

The address of the Depositary’s Office is 4 New York Plaza, New York, New York 10004.

[FORM OF REVERSE OF RECEIPT]

SUMMARY OF CERTAIN ADDITIONAL PROVISIONS
OF THE DEPOSIT AGREEMENT

(12) Distributions Upon Deposited Securities. Whenever the Depositary or the Custodian shall receive any cash dividend or other cash distribution upon any Deposited Securities, the Depositary shall, subject to the Deposit Agreement, distribute as promptly as practicable the amount thus received, by checks drawn on a bank in the United States, to the Holders on the record date set by the Depositary therefor of Receipts evidencing American Depositary Shares representing such Deposited Securities, in proportion to the number of American Depositary Shares representing such Deposited Securities held by each of them respectively; provided that the Depositary shall make appropriate adjustments in the amounts so distributed in respect of (a) any of the Deposited Securities being not entitled, by reason of its date of issuance or otherwise, to receive all or any portion of such distribution or (b) any amounts (i) required to be withheld by the Company, the Custodian or the Depositary on account of taxes or (ii) charged by the Depositary in connection with the conversion of foreign currency into U.S. dollars. Cash distributions and cash proceeds from sales of non-cash distributions in foreign currency will be converted by sale or such other manner as the Depositary may determine into U.S. dollars (net of the Depositary’s reasonable and customary charges and expenses in effecting such conversion) before distribution to Holders. If in the judgment of the Depositary amounts received in foreign currency may not be converted on a reasonable basis into U.S. dollars transferable to the United States, or may not be so convertible for all of the Holders entitled thereto, the Depositary may in its discretion make such conversion and distribution in U.S. dollars to the extent reasonable and permissible to the Holders entitled thereto and may distribute the balance in foreign currency (or an appropriate document evidencing their right to same) to the Holders entitled thereto or hold such balance or all such foreign currency for the Holders entitled thereto (without liability for interest thereon). If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may or shall if the Company shall so request, subject to the Deposit Agreement, distribute to the Holders on a record date set by the Depositary therefor of Receipts evidencing American Depositary Shares representing such Deposited Securities, in proportion to the number of American Depositary Shares representing such Deposited Securities held by each of them respectively, additional Receipts for an aggregate number of American Depositary Shares representing the number of Shares received as such divided or free distribution. In lieu of delivering Receipts for fractional American Depositary Shares in the case of any such distribution, the Depositary shall as promptly as practicable sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds to the Holders entitled thereto as in the case of a distribution received in cash. If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent its proportionate interest in the additional Shares so distributed upon such Deposited Securities. If the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any nature, the Depositary shall have discretion, after consultation with the Company, as to whether and how such rights are to be made available to the Holders; provided that the Depositary will, if requested by the Company, either (y) make such rights available to Holders by means of warrants or otherwise, if lawful and feasible, or (z) if making such rights available is not lawful or feasible, or if such rights or warrants are not exercised and appear to be about to lapse, use its best efforts to sell such rights or warrants at public or private sale, at such place or places and upon such terms as the Depositary may deem proper, and allocate the proceeds of such sales for account of the Holders otherwise entitled thereto upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions, or the date of delivery of any Receipt or Receipts, or otherwise, and distribute the net proceeds so allocated to the Holders entitled thereto as in the case of a distribution received in cash or, to the extent such sale is not practicable, allow such rights to lapse. The Depositary will distribute as promptly as practicable to Holders on the record date set by it therefor any distribution on Deposited Securities other than cash, Shares or rights in any manner that the Depositary deems equitable and practicable; provided if in the reasonable opinion of the Depositary any such distribution cannot be made proportionately among the Holders entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary may, after consultation with the Company, adopt such method as it may deem equitable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale will be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash. The Depositary need not distribute securities, Receipts or rights unless the Company furnishes certain evidence or opinions in respect of United States securities laws (which the Company has no obligation to do).

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(13) Record Dates. Whenever any distribution is being made upon any Deposited Securities or any change in the number of Shares represented by each American Depositary Share or any exchange of Receipts for other Receipts or other depositary receipts is effected or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities or the Depositary shall find it necessary or convenient in respect of any matter, the Depositary shall fix a record date (which shall be the same date as the corresponding record date set by the Company or, if different from the record date set by the Company, shall be set after consultation with the Company and shall be as near as practicable to any corresponding record date set by the Company) for the determination of the Holders of Receipts evidencing the American Depositary Shares representing such Deposited Securities who shall be entitled to receive or be affected by such dividend, distribution or the net proceeds of the sale thereof, or in respect of such changed number of Shares represented by an American Depositary Share, exchange of Receipts or other matter, or to give instructions for the exercise of voting rights at any such meeting or to act in respect of such other matter.

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(14) Voting of Deposited Securities. As soon as practicable after receipt of notice of any meeting or solicitation of consents or proxies of holders of Shares or other Deposited Securities, the Depositary shall mail to Holders a notice containing (a) such information as is contained in such notice and in the solicitation materials, if any, (b) a statement that each Holder at the close of business on a specified record date will be entitled, subject to the provisions of or governing Deposited Securities, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Deposited Securities represented by the American Depositary Shares evidenced by such Holders’ Receipts and (c) a statement as to the manner in which such instructions may be given, including an express indication that instructions may be given (or be deemed given in accordance with the last sentence of this paragraph if no instruction is received) to the Depositary to give a discretionary proxy to a person designated by the Company. Upon the written request of a Holder on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as practicable and permitted under the provisions of or governing Deposited Securities to vote or cause to be voted (or to grant a discretionary proxy to a person designated by the Company to vote) the Deposited Securities represented by the American Depositary Shares evidenced by such Holder’s Receipts in accordance with any instructions set forth in such request. The Depositary, the Custodian and any of its or their nominees will not itself exercise any voting discretion over any Deposited Securities. If no instructions are received by the Depositary from any Holder with respect to any of the Deposited Securities represented by the American Depositary Shares evidenced by such Holder’s Receipts on or before the date established by the Depositary for such purpose, the Depositary will deem such Holder to have instructed the Depositary to give a discretionary proxy to a person designated by the Company with respect to such Deposited Securities and the Depositary will give a discretionary proxy to a person designated by the Company to vote such Deposited Securities, provided that no such instruction shall be deemed given and no such discretionary proxy shall be given with respect to any matter as to which the Company informs the Depositary (and the Company agrees to so inform promptly in writing) that (x) the Company does not wish such proxy given, (y) substantial opposition exists or (z) materially affects the rights of holders of Shares.

(15) Changes Affecting Deposited Securities. Upon any change in par value, split-up, consolidation, cancellation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities that shall be received by the Depositary in exchange for, or in conversion, replacement or otherwise in respect of, Deposited Securities shall be treated as Deposited Securities under the Deposit Agreement; and, the Depositary may with the Company’s approval, and shall if the Company shall so request, execute and deliver additional Receipts in respect of such securities as in the case of a dividend of Shares or call for the surrender of outstanding Receipts to be exchanged for new Receipts, reflecting such securities, and to the extent that such additional or new Receipts are not delivered this Receipt shall thenceforth evidence American Depositary Shares representing the right to receive the Deposited Securities including the securities so received.

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(16) Reports; Inspection of Register. The Depositary will make available for inspection by Holders at the Depositary’s Office, at the office of the Custodian and at any other designated transfer offices any reports and communications received from the Company which are both (a) received by the Depositary, the Custodian or the nominee of either as the holder of Deposited Securities and (b) made generally available to the holders of Deposited Securities by the Company. The Depositary will also mail or make available to Holders copies of such reports when furnished by the Company as provided in the Deposit Agreement. The Depositary will keep, at its transfer office in the Borough of Manhattan, The City of New York, a Receipt Register for the registration of Receipts and their transfer that at all reasonable times will be open for inspection by the Holders and the Company; provided that such inspection shall not be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

(17) Withholding. In connection with any distribution to Holders, the Company will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld by the Company and owing to such authority or agency by the Company; and the Depositary and the Custodian will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld by the Company and owing to such authority or agency by the Depositary or the Custodian. If the Depositary determines that any distribution in property other than cash (including Shares or rights) on Deposited Securities is subject to any tax that the Depositary or the Custodian is obligated to withhold, the Depositary may dispose of all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Holders entitled thereto.

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(18) Liability of the Company and the Depositary. Neither the Depositary, its agents nor the Company shall incur any liability if, by reason of any present or future law, the provisions of or governing any Deposited Securities, act of God, war or other circumstance beyond its control, the Depositary, its agents or the Company shall be prevented or forbidden from, or subjected to any civil or criminal penalty on account of, or delayed in, doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed. Each of the Company, the Depositary and its agents assumes no obligation and shall be subject to no liability under the Depositary Agreement or this Receipt to Holders or other persons, except to perform such obligations as are specifically set forth and undertaken by it to perform in the Deposit Agreement without gross negligence or bad faith. Neither the Depositary, its agents nor the Company will be (a) under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or this Receipt that in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required or (b) liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, or any other person believed by it to be competent to give such advice or information. The Depositary, its agents and the Company may rely and shall be protected in acting upon any written notice, request, direction or other document believed by them in good faith to be genuine and to have been signed or presented by the proper party or parties. The Depositary and its agents will not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which any such vote is cast or for the effect of any such vote provided that any such action or inaction is in good faith. The Depositary and its agents may own and deal in any class of securities of the Company and its affiliates and in Receipts. The Company has agreed to indemnify the Depositary, the Custodian, any Receipt registrar, co-transfer agent, co-registrar or other agent of the Company or the Depositary appointed under the Deposit Agreement (the “Indemnified Persons”) against any loss, liability or expense (including reasonable fees and expenses of counsel) incurred by such Indemnified Person that may arise (a) out of acts performed or omitted in connection with the Deposit Agreement and the Receipts, (i) by any Indemnified Person, except to the extent that any such loss, liability or expense is due to the negligence or bad faith of or breach of the Deposit Agreement by such Indemnified Person, or (ii) by the Company or any of its agents (other than the Indemnified Persons), or (b) out of or in connection with any offer or sale of Receipts, American Depositary Shares, Shares or any other Deposited Securities or any registration statement under the Securities Act of 1933 in respect thereof, except to the extent such loss, liability or expense arises out of (x) information (or omissions from such information) relating to such Indemnified Person, furnished in writing to the Company by such Indemnified Person expressly for use in a registration statement under the Securities Act of 1933 or (y) the issuance of any Pre-released Receipt. Each Indemnified Person has agreed to indemnify, defend and save harmless the Company against any loss, liability or expense (including reasonable fees and expenses of counsel) incurred by the Company in connection with the Deposit Agreement and the Receipts due to the negligence or bad faith of or the breach of the Deposit Agreement by such Indemnified Person.

(19) Resignation and Removal of Depositary; the Custodian. The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to the Company or be removed by the Company by written notice of such removal delivered to the Depositary, such resignation or removal to take effect upon the appointment of and acceptance by a successor depositary as provided in the Deposit Agreement. The Depositary may, upon written request or written approval of the Company, at any time appoint substitute or additional Custodians and the term “Custodian” refers to each Custodian or all Custodians as the context requires.

(20) Amendment of Deposit Agreement and Receipts. The Receipts and the Deposit Agreement may be amended by agreement between the Company and the Depositary. Any amendment that shall impose or increase any fees or charges (other than the fees and charges listed in clauses (i) through (iv) of paragraph (8)) or that shall otherwise prejudice any substantial existing right of Holders, shall not, however, become effective as to outstanding Receipts until the expiration of 30 days after notice of such amendment shall have been given to the Holders. Every Holder at the expiration of such 30 days shall be deemed by holding such Receipt to consent and agree to such amendment and to be bound by the Deposit Agreement or the Receipt as amended thereby. In no event shall any amendment impair the right of the Holder hereof to surrender this Receipt and receive therefor the Deposited Securities represented hereby, except in order to comply with mandatory provisions of applicable law.

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(21) Termination of Deposit Agreement. The Depositary will at any time at the direction of the Company terminate the Deposit Agreement by mailing notice of such termination to the Holders at least 30 days prior to the date fixed in such notice for such termination. The Depositary may terminate the Deposit Agreement, upon the notice set forth in the preceding sentence, at any time after 90 days after the Depositary shall have resigned, provided that no successor depositary shall within such 90 days have been appointed and accepted its appointment within such 90 days. After the date so fixed for termination, the Depositary will perform no further acts under the Deposit Agreement, except to advise Holders of such termination, receive and hold distributions on Deposited Securities (or sell property or rights or convert Deposited Securities into cash) and deliver Deposited Securities being withdrawn. As soon as practicable after the expiration of six months from the date so fixed for termination, the Depositary shall sell the Deposited Securities and shall thereafter (as long as it may lawfully do so) hold in a segregated account the net proceeds of any such sale, together with any other cash then held by it under the Deposit Agreement, without liability for interest, in trust for the pro rata benefit of the Holders of Receipts not theretofore surrendered.

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